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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-122050 on Form S-4 of our reports dated March 16, 2005 (which report relating to the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption, effective in 2002, of Statement of Financial Accounting Standards No. 142 and the adoption, effective in 2004, of Emerging Issues Task Force Topic No. D-108), relating to the consolidated financial statements of Cox Communications, Inc. and to management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K/A of Cox Communications, Inc. for the year ended December 31, 2004, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP


Atlanta, Georgia
April 14, 2005